7625 Wisconsin Avenue

                               Bethesda, Maryland

                                 LEASE AGREEMENT

                                     Between

                      THE LIFE UNDERWRITER TRAINING COUNCIL

                                  ("Landlord")

                                       AND

                              CENTURY NATIONAL BANK

                                   ("Tenant")

                                      LEASE
                             BASIC LEASE INFORMATION


 Date:                                                    September 30, 1997

 Landlord:                                                The Life Underwriter Training Council

 Tenant:                                                  Century National Bank, a national banking
                                                          association

 Building:                                                The building constructed on the land described
                                                          on Exhibit B hereto and known as 7625
                                                          Wisconsin Avenue, Bethesda, Maryland, as the
                                                          same may be modified from time to time during
                                                          the term of this Lease

 Premises:                                                The premises located on the ground floor of the
                                                          Building, as more fully described in Article I of
                                                          this Lease and shown in the floor plans attached
                                                          as Exhibit A to this Lease

 Commencement Date:                                       October 1, 1997

 Rental Payment Commencement Date:                        The earlier to occur of (i) Tenant's opening for
                                                          business in the Premises or (ii) January 1, 1998

 Expiration Date:                                         January 1, 2008

 Rentable Area                                            18,940 square feet
 of the Building:

 Rentable Area                                            2,022 square feet
 of the Premises:

 Tenant's                                                 10.68%
 Proportionate
 Share:

 Annual Rental:                                           $40,440 per year ($3,370 per month), subject to
                                                          adjustment pursuant to Section 5.02 of this
                                                          Lease, which amount shall be the total of $20
                                                          multiplied by the Rentable Area of the Premises



 Fiscal Year:                                             The 12-month period beginning January I and
                                                          ending December 31 or such other
                                                          twelve-month period as Landlord may elect on
                                                          at least thirty days' prior written notice to
                                                          Tenant

 Security Deposit:                                        $3,370

 Lease Year:                                              The 12-month period beginning on the first day
                                                          of the month in which the Rental Payment
                                                          Commencement Date falls and each anniversary
                                                          thereof

 Landlord's Address                                       7625 Wisconsin Avenue
 for Notices:                                             Bethesda, Maryland

 Tenant's Address                                         1875 Eye Street, NW
 for Notices:                                             Washington, DC 20006

 Broker:                                                  Barnes, Morris. Pardoe & Foster, Inc.

 Exhibits:

 Exhibit A                                                     Floor Plans

 Exhibit B                                                     The Land

 Exhibit C                                                     Rules and Regulations

 Exhibit D                                                     Form of Insurance Certificate

 Exhibit E                                                     Sign Plans

 Exhibit F                                                     Garage Layout

 The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any information and definitions contained in the Basic Lease Information shall mean and refer to the information and definitions hereinabove set forth.

                                TABLE OF CONTENTS

                             OFFICE LEASE AGREEMENT

                                                                                                               Page

 ARTICLE 1 -      PREMISES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

 ARTICLE 2  -      TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

 ARTICLE 3  -      QUIET ENJOYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1

 ARTICLE 4  -      ACCEPTANCE OF THE PREMISES AND BUILDING BY TENANT                                             2

 ARTICLE 5  -      RENTAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

 ARTICLE 6  -       OPERATING COSTS AND TAXES.  . . . . . . . . . . . . . . . . . . . . . . . . . .              3

 ARTICLE 7  -      SERVICES BY LANDLORD AND LANDLORD'S OBLIGATIONS . .                                           7

 ARTICLE 8  -      UTILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         8

 ARTICLE 9  -      USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9

 ARTICLE 10-       LAWS, ORDINANCES, AND REQUIREMENTS OF PUBLIC AUTHORITIES. . . . . . . . . . . . . . . . . .    10

 ARTICLE 11-       OBSERVANCE OF RULES AND REGULATIONS. . . . . . . . . .  . . . .                                10

 ARTICLE 12-     ALTERATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

 ARTICLE 13-     LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

 ARTICLE 14-      REPAIRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

 ARTICLE 15-     INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

 ARTICLE 16-     DAMAGE BY FIRE OR OTHER CASUALTY. . . . . . . . . . . . . . . . . . .                            15

 ARTICLE 17-    CONDEMNATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16

 ARTICLE 18-   ASSIGNMENT AND SUBLETTING. . . . . . . . . . . . . . . . . . . . . . . . . . . .                    18

 ARTICLE 19-   WAIVER OF CLAIMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19





 ARTICLE 20-   SURRENDER OF THE PREMISES AND TERMINATION. . . . . . . .                                          19

 ARTICLE 21-   ESTOPPEL CERTIFICATES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        21

 ARTICLE 22-   SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21

 ARTICLE 23-   DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           22

 ARTICLE 24-   WAIVER BY TENANT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        24

 ARTICLE 25-   SIGNAGE AND AUTOMATED TELLER MACHINE . . . . . . . . . . . . . . .                                   24

 ARTICLE 26-   ATTORNEYS' FEES AND LEGAL EXPENSES. . . . . . . . . . . . . . . . . . . .                            25

 ARTICLE 27-   NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

 ARTICLE 28-   PARKING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

 ARTICLE 29-   RENEWAL OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26

 ARTICLE 30-   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     28


 Exhibits:

 Exhibit A                 Floor Plans
 Exhibit B                 The Land
 Exhibit C                 Rules and Regulations
 Exhibit D                 Form of Insurance Certificate
 Exhibit E                 Sign Plans
 Exhibit F                 Garage Layout

                             OFFICE LEASE AGREEMENT

     THIS LEASE, dated as of the date specified in the Basic Lease Information. is made between Landlord and Tenant.

                                    ARTICLE I

                                    PREMISES

          Landlord leases to Tenant, and Tenant leases from Landlord, for the Term (as defined below) and subject to the provisions hereof, to each of which Landlord and Tenant mutually agree, the Premises, together with the right to use, in common with others, walkways, open spaces, landscaped areas, and similar public areas located on, above, beneath, or immediately adjacent to the Land, and any truck accessways, loading docks, or similar facilities, if any, which serve the office tower, and other public portions of the Building, which Building has been constructed on the real property described in Exhibit B hereto (the "Land"). Tenant shall have the right to erect and/or maintain two
 (2) signs on the Building in accordance with the provisions of Article 25 ("Signage").

                                    ARTICLE 2

                                      TERM

          The term of this Lease (the "Term") shall begin on the Commencement Date, and unless sooner terminated, the Term shall end at midnight on the Expiration Date.

                                    ARTICLE 3

                                 QUIET ENJOYMENT

         Provided Tenant performs all of Tenant's obligations under this Lease, including the payment of Rental (as defined below), Tenant shall, during the Term, enjoy the Premises without disturbance from Landlord or any other persons claiming or acting by, through, or under Landlord; subject, however, to the terms of this Lease. This covenant and all other covenants of Landlord now or hereafter in this Lease shall be binding upon Landlord and its successors only with respect to breaches based on Landlord's acts or omissions occurring during its and their respective ownership of Landlord's interest hereunder.

                                    ARTICLE 4

                           ACCEPTANCE OF THE PREMISES
                             AND BUILDING BY TENANT

 The execution of this Lease by Tenant shall be conclusive evidence that Tenant:
 (a) accepts the Premises as suitable for the purposes for which they are leased; and (b) accepts the Building and every part and appurtenance thereof as being in a good and satisfactory condition.

                                    ARTICLE 5

                                     RENTAL

          Section 5.01. Commencing on the Rental Payment Commencement Date, Tenant shall pay to Landlord monthly, in advance, without demand, on the first day of each calendar month during each Lease Year, an annual rental ("Annual Rental") in an amount equal to 1/ 12 of the Annual Rental specified in the Basic Lease Information, subject to adjustment as provided in Section 5.02 hereof The first monthly installment of Annual Rental shall be payable in advance by Tenant on the date of execution of this Lease. If the Commencement Date is a date other than the first day of a calendar month, then the monthly installment of Rental for the first month for which rent is owing, being a fractional month, shall be appropriately prorated. If the Expiration Date is a date other than the last day of a calendar month, then the monthly installment of Rental for the last month for which rent is owing, being a fractional month. shall be appropriately prorated.

          Section 5.02. During the Term, the Annual Rental (which term, as used in this Lease, means the original Annual Rental as adjusted from time to time pursuant to this Section 5.02) shall be increased on the first anniversary of the Rental Payment Commencement Date and each anniversary thereafter, by a fixed amount of $0.50 per square foot; provided, however, that on the fifth anniversary of the Rental Payment Commencement Date, the Annual Rental shall be increased by $2.00 per square foot, so that the Annual Rental for each Lease Year shall be as follows:

         Time Period                                      Annual Rental
         First Lease Year                                    $40,440

         Second Lease Year                                    $41,451

          Third Lease Year                                     $42,462

          Fourth Lease Year                                    $43,473

           Fifth Lease Year                                    $44,484

 -

               Sixth Lease Year                                  $48,528

              Seventh Lease Year                                 $49,539

               Eighth Lease Year                                 $50,550

               Ninth Lease Year                                  $51,561

             Tenth Lease Year                                    $52,572

          Section 5.03. All Rental shall be paid to Landlord by Tenant when due, without deduction, offset or counterclaims, in lawful money of the United States, at Landlord's Address for Notices as specified in the Basic Lease Information, or such other place as Landlord may from time to time designate. The term "Rental" as used herein means the then applicable Annual Rental, Tenant's Proportionate Share of Basic Costs (as hereinafter defined), Tenant's Proportionate Share of Taxes (as hereinafter defined), Utility Costs (as hereinafter defined), and all other sums payable by Tenant under this Lease. All past due installments of Rental more than five (5) days past due shall bear interest from the date due until paid at a rate per annum equal to three percent (3%) above the prime rate (the "Prime Rate") publicly announced by The Riggs National Bank of Washington, D.C. (or its successor), from time to time; provided, however, that any interest payable pursuant to this Section 5.03 shall never exceed the Highest Lawful Rate. The term "Highest Lawful Rate" as used herein shall mean the maximum rate of interest from time to time permitted to be charged under applicable law to Tenant with respect to the indebtedness for which such interest is charged under this Lease.

                                    ARTICLE 6

                            OPERATING COSTS AND TAXES

          Section 6.01. Throughout the Term, Tenant shall pay to Landlord Tenant's Proportionate Share of the Basic Costs, as defined below, in the manner hereinafter set forth; provided, however, that Tenant's Proportionate Share of Basic Costs shall not exceed the following amounts during the following Lease Years:

            Time Period                        Tenant's Share
                                               of Annual Basic
                                                  Costs Amount

            First Lease Year                         $8,088.00

            Second Lease Year                        $8,492.40

              Third Lease Year                       $8,917.02

                Fourth Lease Year                      $9,362.87

               Fifth Lease Year                        $9,831.01

                Sixth Lease Year                       $10,322.56

               Seventh Lease Year                      $10,838.69

                 Eighth Lease Year                     $11.380.62

                Ninth Lease Year                       $11,949.65

                 Tenth Lease Year                       $12,547.13

 Such payments of Tenant's Proportionate Share of Basic Costs shall be made as follows:

                  (a) Before the beginning of each Lease Year during the Term, Landlord shall furnish Tenant with Landlord's reasonable estimate of the Basic Costs for such Lease Year. By the first day of each month during such Lease Year, Tenant shall pay 1/12th of its Proportionate Share of the estimated Basic Costs for such Lease Year.

                  (b) (i) Within the first sixty (60) days of each Lease Year during the Term (beginning with the second Lease Year, or as soon thereafter as reasonably practical, Landlord shall furnish to Tenant a statement ("Expense Statement") of the actual Basic Costs for the previous Lease Year.
                       (ii) Within  thirty  (30) days after the  delivery of the
                          Expense Statement,  subject to the limits set forth in
                          Section 6.01 above, Tenant will make a lump sum payment to Landlord equal to the amount, if any, by which Tenant's Proportionate Share of the actual Basic Costs exceeds the Basic Costs paid by Tenant for such previous Lease Year.
                       (iii) If Tenant's Proportionate Share of the actual Basic
                          Costs is less than the Basic Costs paid by Tenant for such previous Lease Year, Landlord shall refund the excess to Tenant within thirty (30) days after the issuance of the Expense Statement or, at Landlord's option, Landlord shall apply such amount to the next payments of Rental due hereunder.
                       (iv)  The  effect  of  the   reconciliation   payment  or
                          adjustment pursuant to (11) or (iii) above is that, subject to the limits set forth in Section 6.01 above, Tenant shall pay during each Lease Year during the Term its Proportionate Share of the actual Basic Costs.

                  (c) Within forty-five (45) days after delivery of an Expense Statement, Tenant shall have the right to notify Landlord if it intends to examine Landlord I s books and records with respect to such Expense Statement. If Tenant so notifies Landlord, then Tenant and its representatives shall have the right, at Tenant's expense, during normal business hours for a period of ninety (90) days after Tenant's notice, to examine Landlord's books and records relating to Basic Costs for the Building for the previous Lease Year. Tenant shall notify Landlord within such ninety
(90) day period if it disputes such Expense Statement setting forth the reasons therefor (a "Notice of Dispute"). If Tenant either (i) falls to notify Landlord of its intention to examine Landlord's books and records within forty-five (45) days after delivery of an Expense Statement, or (ii) fails to give Landlord a Notice of Dispute within the ninety (90) day period of examination hereinabove referred to, then Tenant shall be deemed to have accepted such Expense Statement for all purposes hereunder. If Landlord shall have overstated Tenant's obligation for Basic Costs for any calendar year, Landlord shall promptly refund such excess; and If Landlord overstated such amount by ten percent (10%) or more then (i) such refund shall include interest thereon from the end of the previous Fiscal Year until paid at a rate per annum equal to three percent (3%) above the Prime Rate, and (ii) Landlord shall reimburse Tenant for the cost of the audit not to exceed the amount overcharged.

          Section 6.02. As used herein, "Basic Costs" means all expenses, costs, and disbursements of every kind (net of discounts, credits, rebates or direct reimbursements) which Landlord incurs in connection with the operation, repair, and maintenance of the Building, computed on an accrual basis. Basic Costs shall include, but are not limited to, the following:

                  (a) Wages, salaries, and fees of all personnel or entities (exclusive of Landlord's executive personnel) engaged in the operation, repair, maintenance, or security of the Building, including taxes, insurance, and benefits relating thereto;

                  (b) All supplies and materials used in the operation, repair, security, and maintenance of the Building.

                  (c) Costs of all maintenance, security and service agreements for the Building and the equipment therein, including, without limitation, alarm service, water services, window cleaning, service on electrical and mechanical components, rubbish removal, elevator maintenance, extermination service, plumbing service, and landscaping.

                  (d) Cost of all insurance relating to the Building for which Landlord is responsible hereunder, or which Landlord considers reasonably necessary for the operation of the Building, including, without limitation, the cost of property, casualty and liability insurance applicable to the Building and Landlord's personal property used in connection with the common areas thereof and the cost of business interruption or rental insurance in such amounts as will reimburse Landlord for all losses of earnings and other income attributable to such perils as are insured against by Landlord.

                     (e) Cost of repairs and maintenance of the Building.

                     (f) Amortization of the cost of installation of capital improvement items (i) which are primarily to reduce operating costs for the general benefit of the Building's tenants or (ii) which are necessary to comply with a statute, rule, regulation or directive promulgated by any governmental authority after the Commencement Date, together with interest on the unamortized cost at the rate of the Prime Rate plus two percent (2%) per annum. All such costs shall be amortized over the reasonable life of the capital investment items, with the reasonable life and amortization schedule being determined by Landlord in accordance with generally accepted accounting principles.

                  (g) Salaries and fees incurred for the preparation of Expense Statements or in order to reduce Basic Costs.

                  (h) A management fee or allowance (whether or not paid) to the manager of the Building equal to three percent (3%) of the gross receipts generated from the operation of the Building (assuming that all tenants or occupants of the Building are paying rent at the Building at a per square foot rate equal to the rental reserved hereunder, whether or not such is the case).

                  (i) Legal and appraisal fees relating to the operation, repair or maintenance of the Building, including legal fees incurred in order to reduce Basic Costs, including without limitation the costs (including expert witness fees) incurred by Landlord in the filing, institution and prosecution of any application or proceeding filed or instituted by Landlord in order to reduce the taxes included in Basic Costs.

          Section 6.03. Notwithstanding anything in Section 6.02 to the contrary, Basic Costs shall not include:

                  (a) any tenant work performed or alteration of space leased to Tenant or other tenants or occupants of the Building, whether such work or alteration is performed for the initial occupancy by such tenant or occupant or thereafter:

                      (b)     costs of negotiation or enforcement of leases;

                   (c) interest and amortization of indebtedness or any costs of financing or refinancing, depreciation or ground rent (other than any amount payable by Landlord for real estate taxes, insurance or repairs or other items of Basic Costs under any ground lease, to the extent such amounts are otherwise includable in Basic Costs under Section 6.02 and 6.03 hereunder):

                   (d) compensation paid to officers or executives of Landlord (other than the management fee, if applicable, referred to in Section 6.02(h));

       (e) leasing commissions and Advertising and promotional expenses;

                        (f)       Utility Costs (as defined in Section 8.01);

                  (g) costs of capital improvement items other than those described in Section 6.02(f).

          Section 6.04. Throughout the Term, Tenant shall pay to Landlord Tenant's Proportionate Share of Taxes, as defined below, at the same time and in the same manner as Tenant pays Tenant's Proportionate Share of Basic Costs; provided, however, that there shall be no annual limitation on Tenant's Proportionate Share of Taxes. As used herein, "Taxes" means all taxes, assessments, and other governmental charges applicable to the Land, the Building, or any portion thereof, or to Landlord's personal property used in connection with the common areas thereof, whether Federal, state, county, municipal or other authority, and whether assessed by taxing districts or authorities presently taxing the Land or the Building or the operation thereof or by other taxing authorities subsequently created or otherwise. If at any time during the Term there shall be levied, assessed, or imposed on Landlord or the Building by any governmental authority any general or special ad valorem or other charge or tax directly upon rentals received under leases covering space in the Building, or if any fee, tax, assessment, or other charge is imposed which is measured by or based, in whole or in part, upon such rents, or if any charge or tax is made based directly or indirectly upon the transactions represented by leases covering space in the Building or the occupancy or use thereof, such taxes, fees, assessments, or other charges shall be included in "Taxes"; provided, however, that any inheritance, estate, gift, franchise, corporation, income, or net profits tax which may be assessed against Landlord and/or the Building shall be excluded from Taxes. Landlord hereby agrees that at Tenant's recommendation, Landlord will consider in good faith contesting the Taxes. If Landlord agrees to contest the Taxes, Tenant shall pay all costs and fees incurred in connection with the same.

          Section 6.05. If any taxes paid by Landlord and previously included in Taxes are refunded, Landlord shall promptly pay to Tenant an amount equal to the amount of such refund multiplied by Tenant's Proportionate Share in effect for the period to which such refund relates, or, at Landlord's election, credit such amounts to the next accruing installments of Rental. In the event any such refund is received after the Expiration Date, Landlord shall pay such Proportionate Share to Tenant within thirty (30) days thereafter.

                                    ARTICLE 7

                 SERVICES BY LANDLORD AND LANDLORD'S OBLIGATIONS

          Section 7.01. Landlord, at its cost and expense, shall keep and maintain the Building structure, and the sidewalks, plazas and landscaped areas adjoining the Building, in good condition and repair and shall make all repairs, as and when needed in or about the Premises or the Building, except the leasehold improvements of Tenant and those repairs for which Tenant is expressly responsible pursuant to any other provisions of this Lease. If Tenant requires services which are not specified herein and Landlord provides such services to Tenant, Tenant will pay to Landlord, upon demand, as additional Rental, Landlord's charges for providing such services.

 Section 7.02. Landlord, at its cost and expense, shall;

     (i)keep the sidewalks, plazas and landscaped areas adjoining the Building free of accumulation of snow and ice, dirt, refuse, rubbish and unlawful obstructions:

     (ii) keep the common and public areas of the Building clean and presentable and

     (iii) care for and maintain the shrubbery, planting and landscaping, if any, on the plaza or plazas adjacent to the Building or other public areas of the Building.

          Section 7.03. Nothing contained in this Article 7 shall preclude Landlord from including in Basic Costs (pursuant to Section 6.02) any of the costs and expenses referred to in this Article 7 to the extent the same are within the definition of Basic Costs.

                                    ARTICLE 8

                                    UTILITIES

          Section 8.01. Prior to the Commencement Date, Tenant shall at its sole cost and expense, cause gas and electric utilities serving the Premises to be separately metered so that the applicable serving utility company will bill Tenant directly for such utilities serving the Premises. In the event that a particular utility cannot be separately metered, Tenant shall at its sole cost and expense, install a submeter to determine the usage of such utility. Tenant shall pay when due all utility bills for those utilities separately metered and which are billed directly to Tenant. The cost of all utilities which serve or benefit the Premises but which are sub-metered ("Utility Costs") shall be paid by Tenant to Landlord as hereinafter set forth.

         Section 8.02.

                  (a) Before the beginning of each Fiscal Year during the Term, including the partial Fiscal Year in which the Commencement Date occurs, Landlord shall furnish Tenant with Landlord's estimate of the Utility Costs for such Fiscal Year. By the first day of each month during such Fiscal year, Tenant shall pay 1/12th of the estimated Utility Costs for such Fiscal Year.

                  (b) (i) Within the first sixty (60) days of each Fiscal Year during the Term (beginning with the Fiscal Year following the Fiscal Year in which the Commencement Date occurs), or as soon thereafter as reasonably practical, Landlord shall furnish to Tenant a statement of the actual Utility Costs for the previous Fiscal Year ("Utility Statement").

     (ii) Within thirty (30) days after the deliver of the Utility Statement, Tenant shall make a lump sum payment to Landlord equal to the amount, if any, by which the actual Utility Costs exceeds the amount Paid by Tenant for such previous Fiscal Year, toward the estimated Utility Costs for such previous Fiscal Year.
     (iii) If the actual Utility Costs is less than the amount paid by Tenant for such previous Fiscal Year, Landlord shall refund the excess to Tenant within thirty (30) days after the issuance of the Utility Statement or, at Landlord's option, Landlord shall apply such amount to the next payments of Rental due hereunder.

     (iv) The effect of the  reconciliation  payment or  adjustment  pursuant to
(ii) and (iii) above is that Tenant shall pay during each Fiscal Year during the Term the actual Utility Costs.

          Section 8.03. At all times Tenant agrees that its use of electric current will never exceed the level which Landlord reasonably determines to be the capacity of existing feeders to the Building or the risers or wiring installations. Any riser or risers or wiring to meet Tenant's excess electrical requirements will, upon Tenant's written request, be installed by Landlord at Tenant's sole cost (if the same are necessary and will not cause permanent damage or injury to the Building or to the Premises or cause or create a dangerous or hazardous condition, or entail excessive or unreasonable alterations, repairs, or expense or interfere with or disturb other tenants or occupants).

          Section 8.04. With respect to the cost of domestic water and sewer and any other utility which serves the Premises (or any equipment or machinery benefiting the Premises), Landlord shall charge Tenant for its share of such cost in a fair and equitable manner as part of Basic Costs. For example, if it Is impractical or impossible to separately meter or submeter the electricity for Tenant's HVAC units, the cost therefor shall be allocated to Tenant in a fair and reasonable manner and paid for by Tenant as part of Basic Costs.

                                    ARTICLE 9

                                       USE

          The Premises shall be used for those purposes typically engaged in by a commercial bank or savings and loan institution (and uses reasonably related thereto), and for no other purpose. Tenant agrees to use and maintain the Premises in a clean, careful, safe, lawful, and proper manner.

                                   ARTICLE 10

            LAWS, ORDINANCES, AND REQUIREMENTS OF PUBLIC AUTHORITIES

          Tenant shall, at its sole expense, (i) comply with all laws, orders, ordinances, and regulations of Federal, state. county, municipal and other authorities having jurisdiction over the Premises ("Legal Requirements") not requiring capital improvements unless such capital improvements are required by reason of Tenant's particular use of the Premises, and (ii) comply with any direction made pursuant to law by any public officers requiring abatement of any nuisance, or which imposes upon Landlord or Tenant any duty or obligation arising from Tenant's occupancy or use of the Premises or from conditions which have been created by or at the insistence of Tenant. If Tenant receives notice of any such direction or of violation of any such law, order, ordinance, or regulation, it shall promptly notify Landlord thereof Nothing in this Article 10 shall preclude Landlord from including in Basic Costs any cost or expense otherwise defined in Section 6.02 as an item of Basic Cost.

                                   ARTICLE 11

                       OBSERVANCE OF RULES AND REGULATIONS

          Tenant and its servants, employees, agents, visitors, and licensees shall observe faithfully and comply with the Rules and Regulations (herein so called) attached to this Lease as Exhibit C. Landlord shall at all times have the right to make changes in and additions to such Rules and Regulations, provided such changes in existing or new Rules and Regulations do not materially interfere with the lawful conduct of Tenant's business in the Premises and are not reasonably deemed objectionable to the Tenant. Any failure by Landlord to enforce any of the Rules and Regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a waiver of any such Rules and Regulations. Landlord shall not be liable to Tenant for the failure or refusal by any other tenant, guest, invitee, visitor, or occupant of the Building to comply with any of the Rules and Regulations.

                                   ARTICLE 12

                                   ALTERATIONS

          Section 12.01. Tenant may not, at any time during the Term, without Landlord's prior written consent, make any alterations to the Premises which in Landlord's good faith judgment may (i) adversely affect the structure or the safety of the Building, (ii) adversely affect the electrical, HVAC, plumbing or mechanical systems or the functioning thereof, (iii) be seen from the exterior of the Building or from any of the common or public areas thereof or (iv) fall to comply with applicable Legal Requirements. Landlord agrees not to unreasonably withhold its consent to any proposed alteration which requires Landlord's consent solely by reason of clause (iii) in the preceding sentence. If Tenant desires to make any alterations in or to the Premises,

Tenant shall, prior to beginning any such work, deliver to Landlord all plans or drawings and specifications therefor. whether or not Landlord's approval is required for such alterations. If specifications therefor, whether or not Landlord approval is required pursuant to the first sentence of this Section 12.01, Tenant shall pay to Landlord the charge reasonably and actually incurred by Landlord in having third-party consultants (e.g., engineers or architects) review and approve such plans and specifications. Tenant may proceed to the construction of the alterations provided that (i) Tenant has received Landlord's approval thereof, if required pursuant to the first sentence of this Section 12.01, and (ii) the alterations are in strict compliance with the plans and specifications submitted to Landlord and with the provisions of this Article 12. Tenant shall procure at its own expense such governmental approvals and permits as may be required for such alterations. At Tenant's expense, Landlord shall join in submitting Tenant's plans for any necessary governmental approval, if required by applicable law. All alterations shall be made at Tenant's expense by contractors which have been approved by Landlord (which approval shall not be unreasonably delayed or withheld). All such construction, alterations, and maintenance work done by, or for, Tenant shall (A) be performed in a such manner as to maintain harmonious labor relations, (B) not alter the exterior appearance of the Building or the common and public areas thereof, (C) not affect the structure or the safety of the Building, (D) comply with all building, safety, fire, plumbing, electrical, and other codes and governmental and insurance requirements, (E) be completed promptly and in a good and workmanlike manner, and (F) be performed in compliance with Article 13 hereof.

          Section 12.02. After the completion of any alterations to the Premises, Tenant shall deliver to Landlord either (i) a certificate signed by Tenant stating that such alterations have been completed in accordance with the plans and specifications previously delivered to Landlord or (ii) a copy of "as-built" plans and specifications with respect to such alterations.

          Section 12.03. No alterations, leasehold improvements, and other physical additions made or installed by or for Tenant in or to the Premises shall be removed during the Term except in accordance with Section 20.02.

                                   ARTICLE 13

                                      LIENS

          Tenant shall keep the Premises and the Building free from any liens arising from any work performed, materials furnished, or obligations incurred by or at the request of Tenant. All persons either contracting with Tenant or furnishing or rendering labor and materials to Tenant shall be notified in writing by Tenant that they must look only to Tenant for payment. Nothing contained in this Lease shall be construed as Landlord's consent to any contractor, subcontractor, laborer, or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration, or repair of, or to, the Premises or the Building, nor as giving Tenant any right to contract for, or permit the performance of, any services or the furnishing of any materials that would result in any liens against the Premises or the Building. If any lien is filed against the Premises or Tenant's leasehold interest therein, or if any lien is filed against the Building which arises out of any purported act or agreement of Tenant, Tenant shall discharge the same within ten (10) days after its filing by payment, filing of the bond required by law or otherwise. If Tenant fails to discharge such lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, at its election, discharge the lien by paying the amount claimed to be due, by obtaining the discharge by deposit with a court or a title company, or by bonding. Tenant shall pay on demand any amount paid by Landlord for the discharge or satisfaction of any such lien. and all reasonable attorneys' fees and other costs and expenses of Landlord incurred in defending any such action or in obtaining the discharge of such lien, together with all necessary disbursements in connection therewith.

                                   ARTICLE 14

                                     REPAIRS

          Section 14.01. Tenant shall keep the Premises and every part thereof in good condition and repair at all times during the Term and at Tenant's sole cost and expense. If Tenant falls to make such repairs promptly, Landlord, at its option, may make such repairs, and Tenant shall pay Landlord on demand Landlord's actual costs in making such repairs plus fifteen percent (15%) for Landlord's overhead. Notwithstanding the foregoing, Tenant shall have no obligation to maintain or repair any portion of the Building which is not part of the Premises; provided, however, that Tenant shall reimburse Landlord for any actual costs incurred for maintenance or repair of any such portion of the Building if such maintenance or repair is necessitated by the negligent acts or omissions of Tenant plus fifteen percent (15%) for Landlord's overhead. At the end of the Term, Tenant shall surrender to Landlord the Premises and all alterations, additions and improvements thereto subject to the provisions of
 Article 20 hereof. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, redecorate, or paint the Premises or any part thereof, except as specifically set forth in this Lease. No representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth in this Lease.

 Section 14.02.

                  (a) Subject to the other provisions of this Lease imposing obligations in this respect upon Tenant, and subject to the provisions of Articles 16 and 17 hereof, Landlord shall repair, replace, and maintain (i) the external and structural parts of the Building, and (ii) all common and public areas of the Building.

                  (b) Nothing contained in this Section 14.02 shall preclude Landlord from including in Basic Costs (pursuant to Sections 6.02 and 6.03) any of the costs and expenses referred to herein to the extent the same are within the definition of Basic Costs.

                                   ARTICLE 15

                                    INSURANCE

          Section 15.01. During the Term, Tenant, at its sole expense, shall obtain and keep in force the following insurance.

                  (a) All-Risk insurance upon property of every description and kind owned by Tenant and located in the Building or for which Tenant is legally liable or installed by or on behalf of Tenant, including without limitation, leasehold improvements, furniture, fittings, installations, furnishings, movable trade fixtures and personal property, and alterations, in an amount not less than ninety percent (90%) of the full replacement cost thereof. Landlord will not be required to carry insurance of any kind on any leasehold improvements located in the Premises, or on any of Tenant's fixtures, equipment or improvements under this Lease, and Landlord shall not be obligated to repair any damage thereto or replace the same.

                  (b) Comprehensive general liability insurance coverage, including personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, contractual liability, and products and completed operations liability, in limits not less than $3,000,000 inclusive. Such insurance may be placed as part of any blanket policy carried by Tenant and/or carried under primary and excess coverage policies.

                  (c) Any other form or forms of insurance as Tenant, Landlord or Landlord's mortgagee may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant of comparable size and in a comparable business would protect itself.

         All policies shall be issued by insurers that are reasonably acceptable to Landlord and in form reasonably satisfactory from time to time to Landlord, and shall name Tenant as named insured thereunder and shall name Landlord and Landlord's mortgagees (and, if requested by Landlord, ground or primary lessors) as additional insureds thereunder, all as their respective interests may appear. Tenant will deliver certificates of insurance (substantially in the form of Exhibit D hereto) to Landlord as soon as practicable after the placing of the required insurance, but not later than ten (10) days prior to the date Tenant takes possession of all or any part of the Premises. All policies shall contain an under-taking by the insurers to notify Landlord and Landlord's mortgagees (and, if applicable, ground lessors) In writing, by certified or registered United States mail, return receipt requested, not less than thirty
 (30) days before any material adverse change, reduction in coverage, cancellation, or other termination thereof.

                  (d) Notwithstanding anything contained in this Article 15 to the contrary, so long as Century National Bank is the Tenant hereunder, (1) the insurance coverages specified in Sections 15.01 (a) and (b) may be satisfied through blanket and/or umbrella policies of insurance,

(ii) the provisions of Section 15.0 1 (c) shall not apply, and (iii) Tenant may elect to have any deductibles as Tenant may choose.

          Section 15.02. During the Term, Landlord shall insure the structure of the Building and the public and common areas of the Building with a reputable insurance company against damage with All-Risk insurance in an amount not less than 80% of the then replacement cost and comprehensive general liability insurance, all in such amounts and with such deductions as Landlord considers appropriate. Landlord may, but shall not be obligated to, obtain and carry any other form or forms of insurance as it or Landlord's mortgagees may reasonably determine advisable. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord.

          Section 15.03. Tenant will not keep, use, sell, or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy in force covering the Building. If Tenant's occupancy or business in or on the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as additional
 Rental within ten (10) days after being billed therefor by Landlord. In determining whether increased premiums are a result of Tenant's use of the Premises, a schedule issued by the organization computing the insurance rate on the Building showing the various components of such rate shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises.

          Section 15.04. If any of Landlord's insurance policies shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises and if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, or threatened reduction of coverage within 48 hours after notice thereof, Landlord may, at its option, enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as additional Rental. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. If Landlord is unable, or elects not, to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant.

          Section 15.05. All policies covering real or personal property which either party obtains affecting the Premises or the Building shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss. Landlord and Tenant shall not be liable or responsible for, and each hereby releases the other, the partners, employees, officers, directors and agents of the other from any and all liability and responsibility to the other, or any person claiming by, through or under the Landlord or Tenant, by way of subrogation or otherwise for any damage or loss to their respective property due to hazards covered or which should be covered by policies of insurance obtained or which should be or have been obtained pursuant to this Lease, to the extent of the injury or loss covered or which should have been covered thereby, assuming that any deductible shall be deemed to be insurance coverage.

                                   ARTICLE 16

                        DAMAGE BY FIRE OR OTHER CASUALTY

          Section 16.01. If the Building or the Premises shall be damaged by any casualty, Tenant shall immediately notify Landlord of the same and if this Lease shall not have been terminated pursuant to this Article 16, Landlord shall repair said damage and restore and rebuild the Building and/or the Premises (excluding any leasehold improvements in the Premises, the property of Tenant and any alterations made by Tenant to the Premises) as soon as reasonably practicable after said damage occurs, and the Rental payable hereunder shall be reduced in proportion to the extent that the Premises are rendered unusable for the normal conduct of the business then conducted on the Premises.

          Section 16.02. If the Building shall be damaged or destroyed by any casualty such that Landlord estimates that the repair and restoration of the Building would require an expenditure of more than thirty-five percent (35%) of the replacement cost of the Building immediately prior to such casualty, then Landlord shall have the right to terminate this Lease by written notice to Tenant given within sixty (60) days after the date of such damage and upon such notice this Lease shall terminate; provided, however, that the provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination of this Lease.

          Section 16.03. If the Building and/or the Premises shall be so damaged by casualty to such extent that the Premises are rendered unusable for the normal conduct of Tenant's business then conducted on the Premises and the Landlord estimates that the Building and/or Premises (excluding any leasehold improvements in the Premises, the property of Tenant and any alterations made by Tenant to the Premises) cannot be substantially repaired within one hundred eighty (180) days after the delivery of Landlord's aforesaid estimate to Tenant, Tenant or Landlord may terminate this Lease by notice to the other given within thirty (30) days of Tenant's receipt of a copy of Landlord's estimate and upon such notice this Lease shall terminate; provided, however, that the provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination of this Lease.

            Section 16.04. If Landlord is obligated to repair the Premises or Building after any casualty pursuant to this Article 16, Landlord shall diligently commence and continuously prosecute such repair to completion. Unless Landlord elects to terminate this Lease pursuant to Section 16.02 or Landlord or Tenant elects to terminate this Lease pursuant to Section 16.03,

Tenant shall diligently commence and continuously prosecute the restoration of the leasehold improvements to the condition immediately prior to the damage caused by any casualty pursuant to this Article 16, and in such event Tenant's obligation to pay Annual Rental and Basic Costs shall abate from the date of such damage until the earlier to occur of (i) the date the Premises have been restored and Tenant has opened for business operations once again, or (ii) three
(3) months after Landlord shall have delivered the Premises to Tenant in a condition in which Tenant can commence such restoration work.

          Section 16.05. No damages, compensation, or claim shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Premises or the Building. Landlord shall use reasonable efforts to have such repairs made promptly so as not to unnecessarily interfere with Tenant's occupancy.

          Section 16.06. The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Building, the Leasehold Improvements, or the Premises by fire or other casualty.

          Section 16.07. In the event of the termination of this Lease pursuant to the provisions of Sections 16.02 or 16.03 of this Lease, the Term and the estate hereby granted shall expire as of the date of such termination in the same manner and with the same effect as if it were the date set for the normal expiration of the Term, and Rental shall be apportioned as of the date of termination.

                                   ARTICLE 17

                                  CONDEMNATION

          Section 17. 01. In the event the whole or substantially the whole of the Building and/or the Premises are taken or condemned for any public purpose, this Lease shall terminate as of the date of such taking; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

          Section 17.02(A). In the event that more than twenty-five percent (25%) of the Rentable Area of the Building shall be taken or condemned for any public purpose (whether or not such taking includes any portion of the Premises), which taking, in Landlord's reasonable judgment, shall interfere materially with Landlord's use and operation of the Building or is such that Landlord reasonably determines that the Building cannot be restored to usefulness in an economically feasible manner, then Landlord shall have the option to terminate this Lease, effective as of the date specified by Landlord in its notice of termination, provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

 Section 17.02(B). In the event that more than ten percent (10%) of the Premises shall be taken or condemned for any public purpose, which taking, in Tenant's reasonable judgment, shall interfere materially with Tenant's use and operation of the Premises or is such that Tenant reasonably determines that the Premises cannot be restored to usefulness in an economically feasible manner, then Tenant shall have the option to terminate this Lease, effective as of the date is specified by Tenant in its notice of termination, provided, however, that those provisions of the Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

          Section 17.03. In the event that a portion, but less than substantially the whole, of the Premises should be taken or condemned for any public purpose, then this Lease shall terminate as of the date of such taking as to the portion of the Premises so taken, and, unless Landlord exercises its option to terminate this Lease pursuant to Section 17.02(A) or Tenant exercises its option to terminate this Lease pursuant to Section 17.02(B), this Lease shall remain in full force and effect as to the remainder of the Premises. In such event, the Annual Rental, Initial Basic Costs Annual Amount, and Initial Basic Costs Monthly Amount attributable to the Premises will be diminished by an amount representing the part of such amounts properly applicable to the portion of the Premises so taken. Further, in such event, Tenant's Proportionate Share shall be recomputed based upon the remaining Rentable Area in the Premises and in the Building.

          Section 17.04. In the event of the termination of this Lease pursuant to the provisions of Sections 17.01, 17.02 or 17.03, this Lease and the Term and the estate hereby granted shall expire as of the date of such termination in the same manner and with the same effect as if that were the date set for the normal expiration of the Term, and Rental shall be apportioned as of the date of termination. The provisions of this Section 17.04 shall apply in the same manner to any partial termination of this Lease pursuant to the provisions of this Article 17.

          Section 17.05. If Landlord is obligated to repair the Premises or the Building after any taking or condemnation pursuant to this Article 17, Landlord shall diligently and continuously prosecute such repair to completion.

          Section 17.06. Landlord shall be entitled to receive the entire award in any condemnation proceeding or action for taking, without deduction therefrom for any estate vested in Tenant by this Lease; provided that nothing herein contained shall prohibit Tenant from seeking (i) severance damages, (ii) moving expenses, and/or (iii) the unamortized cost of any improvements installed by Tenant in the Premises after the Commencement Date.

                                   ARTICLE 18

                            ASSIGNMENT AND SUBLETTING

 Section 18.01.

                  (a) Tenant may not sell, assign, transfer, or hypothecate this Lease or any interest herein (either voluntarily or by operation of law, including, if Tenant is a corporation, the sale or transfer of a controlling interest in Tenant) or sublet the Premises or any part thereof without prior written consent of Landlord, except as hereinafter provided. Notwithstanding the foregoing, or any other provision of this Article 18 to the contrary, Tenant shall have the right without the consent of Landlord to assign this Lease (i) to an entity which controls, is controlled by, or is under common control with Tenant, (ii) in connection with a merger, consolidation or sale of substantially all of Tenant's assets (provided such successor entity has a net worth at least equal to that of Tenant immediately prior to such transaction), or (iii) in connection with a transfer of this branch, including the purchase and assumption of the deposit liabilities by another bank or savings and loan association that intends to operate the Premises as a branch bank (provided such successor entity has a net worth at least equal to that of Tenant immediately prior to such transaction).

                      (b) If Tenant should desire to either (i) assign this Lease or (ii) sublet the
 Premises  (or any  part  thereof)  other  than in  accordance  with  subsection
 18.01(a) above, and provided that Tenant is not then in default hereunder, Tenant shall give Landlord written notice at least thirty (30) but no more than one hundred eighty (180) days in advance of the date on which Tenant desires to make such assignment or sublease. Landlord shall then have a period of thirty
 (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (i) in the case of an assignment or a sublease for all or substantially all of the unexpired Term (exclusive of any unexercised renewal options) to a non-affiliate of Tenant, to terminate this Lease as to the space so affected as of the date specified by Tenant in its notice, in which event Tenant, subject to the provisions of Articles 19 and 20 and such other provisions of this Lease which expressly survive the termination hereof, shall be relieved of all further obligations hereunder as to such space; (ii) in the case of a sublease for less than substantially all of the unexpired Term (exclusive of any unexercised renewal options) to a non-affiliate of Tenant, to sublet from Tenant the space so affected at the per square foot Rental payable hereunder; or (iii) to permit Tenant to assign or sublet such space, subject, however, to the subsequent written approval of the proposed assignee or subtenant by Landlord, which consent shall not be unreasonably withheld or delayed. For purposes of this subsection 18.01 (b), the term of a sublease shall be considered "substantially all of the unexpired Term" if the term of such sublease expires less then twelve (12) months prior to the expiration of the Term of this Lease.

                  (c) If Tenant notifies Landlord of Tenant's desire to assign this Lease or sublet the Premises, Tenant shall pay to Landlord as additional Rental with the next due monthly Rental the reasonable fee, if any, incurred by Tenant in having such proposed sublease or assignment reviewed by counsel. No assignment or subletting by Tenant shall relieve Tenant of Tenant's obligations under this Lease. Any attempted assignment or subletting by Tenant in violation of the terms and provisions of this Section 18.01 shall be void.

          Section 18.02. Landlord may sell, transfer, assign, and convey, all or any part of the Building and any and all of its rights under this Lease, and in the event Landlord assigns its rights under this Lease, Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to Landlord's successor in interest for performance of such obligations.

                                   ARTICLE 19

                                WAIVER OF CLAIMS

          Subject to the provisions of Section 15.05, Tenant waives all claims against Landlord for damage to any property or injury to, or death of, any person in, upon or about the Building, the Premises, or the parking facilities in the Building arising at any time and from any cause other than by reason of the gross negligence or willful misconduct of Landlord, its agents or employees, or Landlord's breach of this Lease. Without limiting the generality of the foregoing. Landlord shall not be liable to Tenant for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, flood, snow, or leaks from any part of the Premises or from the pipes, appliances, equipment, plumbing works, roof, or subsurface of any floor or ceiling, or from the street or any other place, or by dampness or by any other cause whatsoever, unless caused by Landlord's gross negligence or willful misconduct. Landlord shall not be liable for any such damage caused by other tenants or persons in the Building or by occupants of adjacent property thereto, or by the public, or caused by any private, public, or quasi-public construction or other work, including, but not limited to, any construction, modification, or operation of underground, ground-level, or above-ground pedestrian tunnels, bridges, walkways, or similar items unless such damage is caused by Landlord's gross negligence or willful misconduct. The provisions of this Article 19 shall survive the termination of this Lease with respect to any damage, injury, or death occurring before such termination.

                                   ARTICLE 20

                    SURRENDER OF THE PREMISES AND TERMINATION

          Section 20.01. Upon the expiration of the Term or other termination of this Lease for any cause whatsoever, Tenant shall peacefully vacate the Premises in as good order and condition as the same were at the beginning of the Term or may thereafter have been improved, reasonable use and wear thereof and damage to the Premises or the Leasehold Improvements by fire or other casualty or condemnation only excepted. Should Tenant continue to hold the Premises after the termination of this Lease, whether the termination occurs by lapse of time or otherwise, such holding over, unless otherwise agreed to by Landlord in writing, shall constitute and be construed as a tenancy at will at a daily Rental equal to 1/30th of an amount equal to 150% of the total Rental payable by Tenant hereunder during the last complete month of the Term and subject to all of the other terms set forth herein except any right to renew this Lease, but the foregoing shall not constitute a consent by Landlord to such holding over and shall not prevent Landlord from exercising any of its remedies under this Lease or applicable law by reason of such holding over. Tenant shall be liable to Landlord for all damage which Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

 Section 20.02.

                   (a) Tenant shall remove, at Tenant's expense, all of its furniture, furnishings, personal property, and movable trade fixtures by the Expiration Date, and shall promptly repair all damage done to the Premises or the Building by such removal. Any items not so removed at the Expiration Date shall be deemed abandoned and shall thereupon become the property of Landlord.

                   (b) Except as provided in Section 20.02(a), Tenant shall not remove any alteration made by Tenant or any of the Leasehold Improvements at the expiration of the Term without Landlord's consent.

          Section 20.03. This Lease may be terminated effective on or after January 1, 2003, upon not less than twelve (12) months prior written notice,
 (a) by Landlord for its own use, provided Landlord reimburses Tenant for the unamortized portion of Tenant's investment in the Leasehold Improvements, in an amount not to exceed Seventy-Eight Thousand Dollars ($78,000) if this Lease is terminated at the end of the fifth Lease Year, and One Thousand Three Hundred Dollars ($1,300) per month less for each month thereafter, or (b) by Tenant with the payment to Landlord of one month's rent as a termination penalty. Within thirty (30) days after the Rental Payment Commencement Date, Tenant shall furnish Landlord with a detailed statement setting forth the costs of Tenant's Leasehold Improvements; provided, however, that such statement may include an estimate of the costs to install an ATM machine, which costs (i) shall not increase the Seventy-Eight Thousand Dollar ($78,000) limit set forth above in this Section 20.03, and (ii) may be incurred any time within the First Lease Year and still be included in such Seventy-Eight Thousand Dollar ($78,000) limit. Within thirty (30) days after the earlier to occur of (x) installation of the ATM machine or (y) the end of the First Lease Year, Tenant shall furnish Landlord with a final detailed statement setting forth the costs of Tenant's Leasehold Improvements, including the final costs of the installation of the ATM machine, if applicable.

                                   ARTICLE 21

                              ESTOPPEL CERTIFICATES

          Tenant agrees to furnish no later than fifteen (15) days after a request therefor by Landlord, any ground lessor, or the holder of any deed of trust or mortgage covering the Building, the Land, or any interest of Landlord therein or any purchaser of Landlord's interest, a certificate signed by Tenant certifying (to the extent same is true) that this Lease is in full force and effect and unmodified; that the Term has commenced and the full Rental is then accruing hereunder; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; that no Rental under this Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate); that Tenant, as of the date of such certificate, has no knowledge of any charge, lien, or claim of offset under this Lease or otherwise against Rentals or other charges due or to become due hereunder, that Tenant has no knowledge of any default by Landlord then existing under this Lease; and such other matters as may be reasonably requested by Landlord or any such ground lessor, holder of such deed of trust or mortgage or purchaser. If Tenant is unable to so certify as to one or more of the foregoing items, Tenant shall specify its reason therefor in writing. Any such certificate may be relied upon by any prospective purchaser, ground lessor, mortgagee, or any beneficiary under any deed of trust on the Building or the Land or an), part thereof. Landlord agrees to furnish periodically, when reasonably requested in writing by Tenant, certificates signed by Landlord containing substantially the same information as described above.
                                   ARTICLE 22

                                  SUBORDINATION

          Section 22.01. This Lease shall be subject and subordinate to any future first deeds of trust, first mortgages or other first security instruments (collectively, "Superior Instruments") which may from time to time during the Term cover the Building and/or the Land, or any interest of Landlord therein, and to any advances made on the security thereof, and to any refinancing, increases, renewals, modifications, consolidations, replacements, and extensions of any such future Superior Instruments. This Section 22.01 shall be self-operative and no further instrument shall be required to effect such subordination of this Lease. Upon demand, however, Tenant shall execute, acknowledge, and deliver to Landlord any further instruments and certificates evidencing such subordination as Landlord or the holder of any Superior
 Instrument may reasonably request, and Tenant hereby irrevocably appoints Landlord as Tenant's agent and attorney -in- fact for the purpose of executing, acknowledging, and delivering any such instruments and certificates. Landlord agrees to obtain from the holder of any and all Superior Instruments a non-disturbance agreement which provides that in the event such holder succeeds to the interest of the Landlord hereunder, then if Tenant is not in default of its obligations under this Lease, such holder will not terminate this Lease and will recognize Tenant as the Tenant hereunder.

          Section 22.02. Notwithstanding the generality of the foregoing provisions of Section 22.01 hereof, any holder of a Superior Instrument shall have the right, unilaterally, at any time, to subordinate fully or partially any such Superior Instrument to this Lease on such terms and subject to such conditions as such holder of a Superior Instrument may consider appropriate. Upon request, Tenant shall execute an instrument confirming any such full or partial subordination by any holder of a Superior Instrument. At any time, before or after the institution of any proceedings for the foreclosure of any Superior Instrument, or sale of the Building and/or under any Superior Instrument, or upon the termination of any ground lease, Tenant shall attorn to such purchaser upon any such sale or the grantee under any deed in lieu of such foreclosure or to any ground lessor in the event of a termination of a ground lease, as the case may be, and shall recognize such ground purchaser, grantee or ground lessor, as the case may be, as Landlord under this Lease.

          Section 22.03. Should any ground lease be terminated, or any deed of trust, mortgage, or security instrument be foreclosed, the liability of the ground lessor, mortgagee, trustee, or purchaser, as the case may be, as "Landlord" hereunder, shall exist only with respect to the acts or omissions of such person or entity occurring while it was the owner of the Land and/or Building. Further, Tenant agrees that any such ground lessor, mortgagee, trustee, or purchaser shall not be liable for (i) any Rental paid more than thirty (30) days in advance of its due date; (ii) any amendment or modification of this Lease without the prior written approval written approval of such ground lessor, mortgagee, trustee, or purchaser; or (iii) any default by or any claim against any prior Landlord.

                                   ARTICLE 23

                              DEFAULT AND REMEDIES

          Section 23.0 1. The occurrence of any one or more of the following events shall constitute an event of default under this Lease: (a) if Tenant shall fall to pay any Rental or other sums payable by Tenant hereunder as and when such Rental or other sums become due and payable and such failure shall continue for more than ten (10) days after notice; (b) if Tenant shall fail to perform or observe any covenant or obligation hereunder or any of the Rules and Regulations and such failure shall continue for more than ten (10) days after notice; or, if such failure cannot be corrected within such ten- (10) day period, if Tenant does not commence to correct same within said ten- (10) day period and thereafter diligently prosecute the correction of same to completion; (c) if Tenant vacates all or substantially all of the Premises for a period of ninety (90) days or more not in connection with an assignment or sublease or the remodeling of the Premises; (d) if any petition is filed by or against Tenant or any guarantor of Tenant's obligations under this Lease under any section or chapter of the present or any future Federal Bankruptcy Code or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding. is not permanently discharged, dismissed. stayed, or vacated, as the case may be, within sixty
 (60) days of its commencement), or if any order for relief shall be entered against Tenant or any guarantor of Tenant's obligations under this Lease in proceedings filed under any section or chapter of the present or any future Federal Bankruptcy Code or under any similar law or statute of the United States or any state thereof;

     (e) if Tenant or any guarantor of Tenant's obligations under this Lease becomes insolvent or makes a transfer in fraud of creditors; (f) if Tenant or any guarantor of Tenant's obligations under this Lease makes an assignment for the benefit of creditors; or (g) if a receiver, custodian, or trustee is appointed for Tenant or any guarantor of Tenant's obligations under this Lease or for any of the assets of Tenant or any guarantor of Tenant's obligations under this Lease, which appointment is not vacated within sixty (60) days of the date of such appointment.

          Section 23.02. If an event of default occurs, then at any time thereafter while Tenant remains in default, Landlord may do any one or more of the following:

                  (a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to do so, Landlord may, without notice and without prejudice to any other remedy Landlord may have, enter upon and take possession of the Premises and expel or remove Tenant and its effects without being liable to prosecution or any claim for damages therefor, and Tenant shall indemnify Landlord for all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises or otherwise, including any loss of Rental for the remainder of the Term.

                  (b) Enter upon and take possession of the Premises as Tenant's agent, terminating this Lease and without being liable to prosecution or any claim for damages therefor, and Landlord may relet the Premises as Tenant's agent and receive the Rental therefor, in which event Tenant shall pay to Landlord on demand any and all costs of releasing, renovating, repairing, and altering the Premises (including but not limited to advertising costs, commissions, finders fees and other similar costs) for a new tenant or tenants and any deficiency that may arise by reason of such reletting.

                  (c) Do whatever Tenant is obligated to do under this Lease and enter the Premises without being liable to prosecution or any claim for damages therefor to accomplish this purpose. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting compliance with this Lease on Tenant's behalf, and Landlord shall not be liable for any damages suffered by Tenant from such action, unless caused by the gross negligence or willful misconduct of Landlord.

        Section 23.03. No act or thing done by Landlord or its agents during the Term shall constitute an acceptance of an attempted surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. No re-entry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this Lease, unless a written notice of such intention is given to Tenant. Notwithstanding any such reletting or re-entry or taking possession, Landlord may at any time thereafter terminate this Lease for a previous default. Landlord's acceptance of Rental following an event of default hereunder shall not be construed as a waiver of such event of default. No waiver by Landlord of any breach of this Lease shall constitute a waiver of any other violation or breach of any of the terms hereof. Forbearance by Landlord to enforce one or more if the remedies herein provided upon a breach hereof shall not constitute a waiver of any other breach of this Lease.

         Section 23.04. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing and signed by such party. Nor shall any custom or practice which may evolve between the parties in the administration of the terms of this Lease be construed to waive or lessen Landlord's or Tenant's right to insist upon strict performance of the terms of this Lease. The rights granted to Landlord and Tenant in this Lease shall be cumulative of every other right or remedy which Landlord or Tenant may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

                                   ARTICLE 24

                                WAIVER BY TENANT

          To the extent permitted by applicable law, Tenant waives for itself and all claiming by, through, and under it, including creditors of all kinds, any right and privilege which it or any of them may have under any present or future constitution, statute, or rule of law to redeem the Premises or to have a continuance of this Lease for the Term after termination of Tenant's right of occupancy by order or judgment of any court or by any legal process or writ, under the terms of this Lease, or after the termination of the Term as herein provided.

                                   ARTICLE 25

                      SIGNAGE AND AUTOMATED TELLER MACHINE

          Section 25.01. Attached hereto as Exhibit E are Tenant's plans for signage on or in the Building as approved by Landlord. So long as Century National Bank or any affiliate of Century National Bank is the Tenant hereunder, Tenant shall have the right to maintain such signs and from time to time, to replace such signs with signs equal to or less than the size of the sign(s) being replaced and to change the face and/or message of such signs with the prior written consent of Landlord, which consent shall not be withheld or delayed unless in Landlord's good faith judgment such replacement or change would adversely affect the first-class character of the Building or the overall appearance of the Building. Notwithstanding the provision dealing with consents, Landlord shall not withhold or delay its consent to any such proposed replacement or change if such proposed replacement or change is a part of a general revision of the Century National Bank logo and signage. Tenant shall keep such sign(s) in good condition and repair throughout the Term, and upon the expiration of this Lease Tenant shall remove the sign(s) and repair any damage caused by such removal. Tenant may also from time to time during the Term post signs in the windows of the Premises which in Landlord's good faith Judgment do not detract from the first-class character of the Building, and Tenant shall have the right to place an easel mounted sign in any foyer located within the Premises (but not in any common area of the Building).

          Section 25.02. Tenant shall have the right to install in the Premises an automated teller machine ("ATM") in accordance of the provisions of Article 12 entitled "Alterations". Upon request by Landlord given no later than thirty
 (30) days prior to the Expiration Date, Tenant shall, at its expense, remove the ATM, repair any damage caused by such removal, and restore the affected area within the Premises to substantially its original condition.

                                   ARTICLE 26

                       ATTORNEYS' FEES AND LEGAL EXPENSES

          In any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees, investigation costs, and other reasonable legal expenses and court costs incurred by such party in such action or proceeding.

                                   ARTICLE 27

                                     NOTICES

          Section 27.01. Any notice or demand, consent, approval or disapproval, or statement (collectively called "Notices") required or permitted to be given by the terms and provisions of this Lease, or by any law or governmental regulation, shall be in writing (unless otherwise specified herein) and unless otherwise required by such law or regulation, shall be personally delivered or sent by United States mail postage prepaid as registered or certified mail, return receipt requested. Any Notice shall be addressed to Landlord or Tenant, as applicable, at its address specified in the Basic Lease Information as said address may be changed from time to time as hereinafter provided. By giving the other party at least ten (10) days' prior written notice, either party may, by Notice given as above provided, designate a different address or addresses for Notices.

          Section 27.02. Any Notice shall be deemed given as of the date of delivery as indicated by affidavit in case of personal delivery or by the return receipt in the case of mailing; and in the event of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, as of the date of such failure as indicated by affidavit or on the return receipt or by notice of the postal service, as the case may be.

                                   ARTICLE 28

                                     PARKING

          Tenant shall have the right to the use of two (2) reserved parking spaces in the Building's parking lot, which spaces are indicated on the Garage Layout attached hereto as Exhibit F, or such other spaces that Landlord shall designate. Such spaces shall be marked "Century National Bank." The monthly charge for each parking space shall initially be Eighty-Five Dollars ($85.00), and such fee shall be paid by Tenant to Landlord on or before the first day of each month in the same manner as Annual Rental. During the Term, the monthly parking fee may be increased as the prevailing market rate increases.

                                   ARTICLE 29

                                 RENEWAL OPTION

          Section 29.01. Provided that this Lease shall not have been previously terminated, Tenant shall have and is hereby granted one (1) option to renew or extend the Term for one (1) additional period of five (5) years (the "Renewal Period"). Subject to the provisions of Section 29.03, the renewal option shall be exercisable by Tenant by giving written notice of the exercise of such renewal option to Landlord at least nine (9) months prior to the expiration of the initial Term. In the event that Tenant exercises the option to renew this Lease in accordance with the provisions hereof, then the Term shall be extended accordingly. Except as otherwise expressly provided herein, the Renewal Period shall be upon the same terms, covenants and conditions as set forth herein with respect to the immediately preceding portion of the Term. All references in this Lease to the Term shall be construed to mean the initial Term and the Renewal Period, unless the context clearly indicates that another meaning is intended. For purposes of this Lease, no distinction is made between the terms "extend" and renew," or any variations thereof

 Section 29.02.

                  (a) The Annual  Rental for the  Premises  payable  pursuant to
 Section 5.01 for the first Lease Year of the Renewal Period shall be the then-current Fair Market Value Rate (as defined below) of the Premises as of the commencement of the Renewal Period multiplied by the Rentable Area of the Premises. For purposes of the preceding sentence, and for purposes of all other determinations of the Fair Market Value Rate pursuant to this Lease, the applicable percentage of the "Fair Market Value Rate" shall be increased each Lease Year by whatever periodic adjustment or factor ("Market Escalation Factor"), CPI or otherwise, that would be agreed upon between a landlord and a tenant entering into a new lease in a comparable building, assuming the same assumptions set forth in Section 29.04. The Market Escalation Factor shall be determined in the same manner and at the same time as the Fair Market Value Rate as provided in Sections 29.02(b) and 29.04.

 (b) Within thirty (30) days after Landlord has received notice from Tenant that Tenant has exercised its option to extend the Term, Landlord shall send to Tenant a written notice specifying the Fair Market Value Rate as determined by Landlord in accordance with Section 29.04. Within thirty (30) days after receipt of such notice from Landlord, Tenant shall send Landlord a written notice of Tenant's acceptance or challenge of Landlord's determination of such rate; provided, however, that in the event that Tenant falls to respond within such thirty (3 )0) day period, Tenant shall be deemed to have accepted Landlord's determination of the Fair Market Value Rate. In the event that Tenant challenges Landlord's determination of the Fair Market Value Rate and Landlord and Tenant are not able to agree on such rate within fifteen (15) days (the "Negotiation Period") after Tenant notifies Landlord of Tenant's initial rejection of Landlord's determination of such rate, then Landlord and Tenant shall each, within fifteen (15) days after the expiration of the Negotiation Period, select an appraiser, each of whom shall be a MAI-certified real estate appraiser with ten years experience in the District of Columbia greater metropolitan area office market, who shall determine the Fair Market Value Rate in accordance with Section 29.04. The appraisers shall be instructed to complete the appraisal procedure and to submit their written determinations to Landlord and Tenant within thirty (30) days after their meeting. In the event that the determination of the Fair Market Value Rate submitted by Landlord's appraiser is less than or equal to one hundred ten percent (110%) of the determination of the Fair Market Value Rate submitted by Tenant's appraiser, the Fair Market Value Rate shall be the average of such determinations. If the determination of the Fair Market Value Rate submitted by Landlord's appraiser is greater than one hundred ten percent (110%) of the determination of the Fair Market Value Rate submitted by Tenant's appraiser, the appraisers shall, within ten (10) days, appoint a third appraiser with similar qualifications to make such determination of Fair Market Value Rate in accordance with the foregoing limitations. In the event that the two appraisers cannot agree as to the selection of the third appraiser within fifteen (15) days after Landlord and Tenant are notified of the determination of the appraisers, either party may request that the President of the Washington, D.C. Association of Realtors appoint the third appraiser. The third appraiser shall be instructed to complete the appraisal procedure and to submit a written determination of the Fair Market Value Rate to Landlord and Tenant within thirty (30) days after such appraiser's appointment. The determination which is neither the highest nor the lowest of the three determinations of such rate shall be binding upon Landlord and Tenant as the Fair Market Value Rate. Landlord and Tenant shall each bear the costs of their respective appraisers. The expenses of the third appraiser shall be borne one-half (1/2) by Landlord and one-half (1/2) by Tenant.

          Section 29.03. The renewal option referred to in Section 29.01 above may not be exercised by Tenant if, at the time specified in Section 29.01 for exercising such option, (i) this Lease shall not be in full force and effect,
 (ii) an event of default (as defined in Section 23.01) shall have occurred and shall be continuing after the expiration of the applicable cure period, or
 (iii) Landlord, in its sole and absolute judgment, determines that it needs the Premises for its own use. With respect to provision (iii) above, Landlord shall notify Tenant in writing (the "Recapture Notice")of Landlord's determination within thirty (30) days after Landlord has received notice from Tenant that Tenant intends to exercise its option to extend the Term. If Landlord sends to Tenant the Recapture Notice, Tenant shall have the right to cause the Term to be extended until the later of (i) the date which is ten (10) months after Tenant receives the Recapture Notice, or (ii) the originally scheduled Lease Expiration Date. If Tenant shall fail to exercise the renewal option during the time or in the manner provided in Section 29.01 for the exercise thereof, or if at the time specified for the exercise of such renewal option Tenant shall not be entitled to exercise such option because of the provisions of this Section, then, and in either such event, the renewal option shall be absolutely void and of no force and effect.

          Section 29.04. For purposes of this Lease, the term "Fair Market Value Rate" means the fair market rental rate per square foot of Rentable Area of the Premises, that would be agreed upon between a landlord and a tenant entering into a new lease in a comparable building of comparable age, assuming the following: (A) the landlord and tenant are typically motivated; (B) the landlord and tenant are well informed and well advised and each is acting in what it considers its own best interest; (C) the rental is unaffected by concessions, special financing amounts and/or terms, or unusual services, fees, costs or credits in connection with the leasing transaction; (D) the Premises are fit for immediate occupancy and use "as is" and no work is required to be done by landlord and no work has been carried out thereon by any prior tenant, its subtenant, or their predecessors in interest during the term which has diminished the rental value of the Premises; (E) in the event the Premises have been destroyed or damaged by fire or other casualty, they have been fully restored; (F) the Premises are to be let with vacant possession and subject to the provisions of this Lease for a five-year term (taking into account the provisions of this Lease, including without limitation Articles 6 and 8 hereof); and (G) market rents then being charged for comparable space in other similar office buildings in comparable locations in Bethesda, Maryland. In no event, however, shall the Fair Market Value Rate be less than the Annual Rental per square foot of Rentable Area of the Premises for the immediately preceding Lease Year.

                                   ARTICLE 30

                                  MISCELLANEOUS

          Section 30.01. The exhibits referred to in the Basic Lease Information are by this reference incorporated fully herein. The term "this Lease" shall be considered to include all such exhibits.

          Section 30.02. Landlord recognizes the Broker (as set forth in the Basic Lease Information) as the sole broker procuring this Lease and shall pay the Broker a commission therefor pursuant to a separate agreement between said broker and Landlord. Except for the Broker, Landlord and Tenant each represent and warrant that it has not entered into any agreement with, nor otherwise had any dealings with, any other broker or agent in connection with the negotiation or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection herewith, and Landlord and Tenant each agree to indemnify and hold the other harmless from any costs
 (including, but not limited to, court costs, investigation costs, and attorneys' fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between such party and any such agent or broker.

          Section 30.03. As used herein, "business days" means Monday through Friday (except holidays); "normal business hours" means 8:00 a.m. to 6:00 p.m. on business days; and "holidays" means those holidays designated as national holidays by the government of the United States.

          Section 30.04. Every agreement contained in this Lease is, and shall be construed as, a separate and independent agreement. If any term of this Lease or the application thereof to any person or circumstances shall be invalid and unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected.

          Section 30.05. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Premises or any interest in such fee estate. In the event of a voluntary or other surrender of this Lease, or a mutual cancellation hereof, Landlord may, at its option, terminate all subleases, or treat such surrender or cancellation as an assignment of such subleases.

                 Section 30.06. Any and all covenants, undertakings and agreements herein made on the part of Landlord are-made and intended not as personal covenants, undertakings and agreements or for the purpose of binding Landlord personally or the assets of Landlord except Landlord's interest in the Land, Building, and Premises, but are made and intended for the purpose of binding only the Landlord's interest from time to time in the Land, Building and Premises. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against, Landlord or its agent or agents, beneficiaries, partners, or their respective heirs, legal representatives, successors, and assigns on account of this Lease or on account of any covenant, undertaking, or agreement of Landlord in this Lease contained, all such liability being specifically waived by Tenant.

          Section 30.07. The article headings contained in this Lease are for convenience only and shall not enlarge or limit the scope or meaning of the various and several articles hereof. Words of any gender used in this Lease shall include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

          Section 30.08. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several, and all agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, successors, and, to the extent permitted under this Lease, assigns of the parties hereto.

          Section 30.09. Neither Landlord nor Landlord's agents or brokers have made any representations or promises with respect to the Premises or the Building except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein. No rights, easements, or licenses are acquired by Tenant under this Lease by implication or otherwise except as expressly set-forth in this Lease.

          Section 30.10. This Lease sets forth the entire agreement between the parties and cancels all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease. No amendment or modification of this Lease shall be binding or valid unless expressed in a writing executed by both parties hereto.

          Section 30.11. Each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has complied with all applicable laws, rules, and governmental regulations relative to its right to do business in the State of Maryland, that such entity has the full right and authority to enter into this Lease, and that all persons signing on behalf of the Tenant were authorized to do so by any and all necessary or appropriate corporate or partnership actions.

          Section 30.12. Each of the persons executing this Lease on behalf of Landlord represents and warrants that Landlord has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the State of Maryland, that such entity has the full right and authority to enter into this Lease, and that all persons signing on behalf of Landlord and the general partner of Landlord were authorized to do so by any and all necessary or appropriate corporate or partnership actions.

          Section 30.13. This Lease shall be governed by and construed under the laws of the State of Maryland. Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in the State of Maryland.

          Section 30.14. Tenant shall not, without the prior written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor shall Tenant use the name of the Building as Tenant's business address after Tenant vacates the Premises, nor shall Tenant do or permit the doing of anything in connection with Tenant's business or advertising which in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Building or confuse or mislead the public as to any apparent connection or relationship between Landlord, the Building, and the Tenant.

          Section 30.15. Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way effect this Lease or impose any liability on Landlord.

          Section 30.16. Upon reasonable notice to Tenant, except in the case of an emergency, Landlord, its agents or employees shall have the right to enter the Premises at all reasonable times (a) to make inspections or to make repairs to the Premises or repairs to other premises as Landlord may deem necessary and
 (b) for any purpose whatsoever relating to the safety, protection or preservation of the Building.

         EXECUTED under seal as of the date first written above.

 LANDLORD

 WITNESS/ATTEST                     THE LIFE UNDERWRITER TRAINING COUNCIL


                                     By:_________________

                                     Name: Martin L. Kerns
                                     Title: Director Of Administration

                                     TENANT

                                     CENTURY NATIONAL BANK

                                      By: ___________________

                                      Joseph S. Bracewell, Chairman